Exhibit 99.1

                    Alamosa Releases Third Quarter
                           Customer Results

    LUBBOCK, Texas--(BUSINESS WIRE)--Oct. 13, 2005--

Reaches Another Network Milestone with Completion of 3,000th Cell Site

    Alamosa Holdings, Inc. (Nasdaq/NM: APCS) today released third quarter customer results including net subscriber additions, total direct subscribers and average monthly customer churn separately for Alamosa (stand alone) and for the former AirGate properties. The Company also announced that during the quarter it completed its 3,000th cell site in its territory adding additional coverage along the I-10 corridor near Ozona, TX. The company ended the quarter with a total of 3,028 total cell sites. Alamosa operates 1,074 additional carriers for a total of 4,102 CDMA carriers.
    Quarterly customer results for each company and on a combined basis are as follows:


                                   2Q 2005 Actual       3Q 2005 Actual
 Net Customer Additions:
   Alamosa (stand alone)                 45,000               28,000
   AirGate                                7,000                5,000
                             -----------------------------------------
 Combined                                52,000               33,000
                             =========================================
Total Direct Subscribers
   Alamosa (stand alone)              1,015,000            1,043,000
   Airgate                              432,000              437,000
   Combined                           1,447,000            1,480,000
                             =========================================
Average Monthly Customer
 Churn:
   Alamosa (stand alone)                    2.0%                 2.3%
   AirGate                                  2.4%                 2.9%
                             -----------------------------------------
   Combined                                 2.1%                 2.5%
----------------------------------------------------------------------


    "We are pleased with the subscriber results for the third quarter, especially considering the effects of external factors on our business," stated David E. Sharbutt, Chairman & Chief Executive Officer of Alamosa Holdings, Inc. "The quarter was challenging due to lower consumer confidence due to higher energy prices and the local and national impacts of Hurricane season along with competitive positioning in the wireless sector in advance of the merger and launch of the new brand by Sprint Nextel during August and September." Mr. Sharbutt concluded, "As evidenced by our completion of our 3,000th cell site, we remain focused on the execution of our business plan and our goal to create a best in class network for our customers, both of which we believe will deliver increased value for all of Alamosa's stakeholders."

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest Sprint PCS Affiliate of Sprint Nextel (NYSE: S), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint Nextel brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, and subsequent to year end in Georgia, South Carolina, North Carolina and Tennessee which includes licensed population of 23.2 million residents.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint Nextel; shifts in populations or network focus; changes or advances in technology; changes in Sprint Nextel's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets and adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.


    CONTACT: Alamosa Holdings, Inc.
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com